House Lease Contract
Lessor: General Tobacco Group Co., Ltd.
Address: No. 80 Jiangjun Road, Jinan City
Legal representative: Jiang Haiyan

Lessee: Shandong Yaoyuan Pharmaceutical Co., Ltd.
License No.
Address:
Legal representative: Song Yanliang

The two parties agree to conclude the contract with regards to the lease of the workshop to the Lessee according to the Contract Law of the People’s Republic of China and relevant regulations, on the principle of fairness and mutual benefits.

Article 1: Status of house

(1)	The Lessor leases the house and attached facilities located in No. 80 Jiangjun Road, Licheng District, Jinan City (hereinafter referred to as “The Leased Property”) to the Lessee.

(2)	The leased area of the house is 15,532.548 m2.

(3)	The Lessor shall guarantee that the building quality of the Leased Property meets the safety requirements of the Lessee.

(4)
The Leased Property is used for breeding and planting as well as office administration of the Lessee, if it intends to change its purpose, it shall get the written permission of the Lessor, and all the relevant procedures shall be reported by the Lessee according to national regulations; all the fees payable shall be assumed by the Lessee; the Lessor shall not be responsible for the compensation of dissolution and termination of the contract owing to any reasons.

(5)	It adopts the method of charter for the Leased Property.

(6)	See the detailed situation of the Leased Property in the attached drawings.

Article 2: Lease term and rent

(1)
The lease term is three years from July.1 2009 to June 30, 2010. The contract covers the validity period of one year, and it shall be continued through the negotiation of the two parties after one year, and the rent shall be increased by 5% annually.

(2)
After the lease term expires, the Lessor has right to take back the Leased Property, and the Lessee shall return the Property and move out of the house in advance of two weeks; if the Lessee needs to extend the lease term, it shall propose within two months in advance of the expiry date; after the agreement of the Lessor, the two parties shall sign a new contract. The Lessee has the priority to lease the Property under the same conditions.

Article 3: Delivery

After taking effect of the Contract, the Lessor shall deliver the Property to the Lessee, and the Lessee agrees to rent the Property and facilities based on its current status (see the detailed delivery conditions in the attachment). The two parties shall sign and confirm the infrastructure on the transfer list and attach the photo when delivering the Property.

Article 4: Lease fee

(1)	Lease deposit

The lease deposit of this contact is 200,000 Yuan.

(2)	Rent

The rent is 0.25 Yuan/m2 for each day, and it shall calculate based on the actual delivery area.

(3)	Water & electricity fees

The Lessee shall pay the water & electricity fees to Lessor according to the actual use and charging standard of the Lessor. The unit price of water fee is 3.8 Yuan/m3, and the unit price of electricity fee is 1.05 Yuan/degree.

Article 5: Payment way of lease fee

(1)	The Lessee shall remit the deposit to the specified account of the Lessor withinthree days after signing the contract.

After the expiry date of the contract, and the following conditions are satisfied, the Lessor shall return the deposit to the Lessee within 15 working days without the interests.

1.	The Lessee has paid off all the rents, water & electricity fees;

2.	The Lessee has settled all the charges generated from the lease (including but not limited in fees of water, electricity, heat supply, telecom, environment & health and public security);

3.	It shall comply with the contract regulations to return the Leased Property and assume other responsibilities to the Lessee.

4.	The Leased Property, attached facilities and equipment shall have no abnormal damage through the confirmation of the Lessor.

“Abnormal damage” refers to the situations except for the normal wearing and aging. If there is “abnormal damage”, the two parties shall confirm the direct fees of the damage, and the deposit that deducted the direct fees shall be returned to the Lessee, and the lacking part shall be supplemented by the Lessee.

(2)
This contract will be based on the principle to pay the rent first and then take use of the Property, the Lessee shall pay the rent that is calculated by the remaining period of the calendar first quarter within three days since the effective date of the contract; after then, the Lessee shall pay the rent of next quarter on 25 of last month before each calendar quarter or in advance of this date, and it shall remit to the specified account of the Lessor, or it can comply with other ways of payment agreed in the written form by the two parties.

Bank of deposit of Lessor:
Account No:

If the Lessor changes the payment account No. or bank of deposit, it shall promptly notify the Lessee.

The Lessee shall pay the liquidated damages to the Lessor if the rent is overdue, with the amount of: delayed days ×5/10000 of total owed rent.

(3)
The Lessee shall pay the water & electricity fees of last month to the Lessor on the tenth day of this month or before that day. The Lessee shall pay the liquidated damages to the Lessor if the water & electricity fees are overdue, with the amount of: delayed days×5/10000 of total owed rent.

Article 6: Relevant fees

(1)	During the lease term, the Lessee shall assume the water & electricity fees, communication fees, decoration fees and all the fees needed for the normal use of relevant supported facilities.
(2)	The use right of the Leased Property belongs to the Lessee during the lease term.

Article 7: Repair and maintenance

(1)
The Lessor shall be responsible for the repair and maintenance of relevant facilities in the Property or entrust the Lessee to maintain, and the maintenance fees shall be assumed by the Lessor. The Lessor shall guarantee that the Property can meet the use purpose in the Contract of the Lessee. If Lessor intends to examine and maintain the Property, it shall notify the Lessee in advance of three days. The Lessee shall coordinate the inspection and maintenance works, and the Lessor shall try its best to reduce the probability to affect the use of the Lessee.

(2)
During the lease term, if there are natural damage or roof leakage, etc. which affect the normal use of the Lessee, the Lessee shall notify the Lessor promptly in the written form, and adopt necessary measures, to avoid the loss, otherwise, the Lessee shall assume the responsibility itself; the Lessor has no responsibility for the loss formed before notifying of the Lessee.

The Lessor shall take the repair works within 30 working days after receiving the written notice of the Lessee, and if it doesn’t repair in time, the Lessee has right to repair itself.

(3)
During the lease term, if there are risks like house collapse, or water pipe breakage, or electricity leakage, or other matters that prevent the normal use of the Lessee, or threaten the safety of Lessee’s life and assets, the Lessee shall promptly notify the Lessor in the written form and adopt necessary measures to avoid the losses, otherwise, the Lessee shall assume the responsibility itself; the Lessor has no responsibility for the loss formed before notifying of the Lessee.

The Lessor shall promptly repair or remedy after receiving the written notice of the Lessee, if the Lessor doesn’t care or neglect this matter, the Lessee has right to terminate the lease or repair itself. The Lessor shall take the positive, rational and necessary measures, and it shall not neglect the matter, otherwise, it shall assume the relevant responsibility.

(4)
The Lessee has the use right of the Leased Property and the attached facilities. The Lessee shall be responsible for the maintenance and repair of the relevant facilities, and guarantee that the relevant facilities are in good state when terminating the Contract. The Lessor has the right to inspect this matter.

The Lessee shall have the responsibility to use and maintain the Leased Property, and it shall promptly eliminate the possible obstacles and dangers, so as to avoid the potential risks.

(5)
The Lessee shall rationally use and be care for the Leased Property during the lease term, and it shall be responsible for repairing for its improper use of the properties, if the Lessee refuses to repair, the Lessor can take the repair works, and the Lessee shall assume the relevant fees.

(6)
If the Lessee intends to decorate or increase the attached facilities and equipment, it shall get the permission of the Lessor and submit to the relevant department for approval, which shall not damage the main structure of the Leased Property as well as damage the Property substantially; and it shall not damage other building and facilities of the Lessor. Otherwise, the Lessee shall assume the responsibility for compensation.

Article 8: Water & burglar proofing and safety management

(1)
The Lessee shall seriously comply with theFire Protection Regulation of the People's Republic of China and relevant system of the Lessor; it shall coordinate the Lessor to prepare the relevant works, otherwise, all the responsibilities and losses shall be assumed by the Lessee.

(2)	The Lessee shall allocate the fire control equipment according to the relevant regulations; it forbids using fire control facilities for other use.

(3)
If it needs the fire operation owing to the maintenance (including welding and gas welding, etc.), it shall get the permission of the principal department of Lessor; and the issues that need the approval of the principal department shall get the approval of fire control department.

(4)
The Lessee shall take charge of the fire and stealing control in the Leased Property according to the relevant regulations of the fire control department, and take self-examination and self-correction works. The Lessor has right to examine the fire and stealing control safety in the reasonable time agreed by the two parties, and it shall give the written notice to the Lessee; the Lessee shall not refuse unreasonably or delay the approval. The safety examination behaviors of the Lessor shall not exempt from the safety requirements like safety examination of the Lessee.

(5)
During the lease term, the two parties shall observe national laws and regulations, and it shall not use the Leased Property to engage in the illegal activities; meanwhile, the Lessor has right to urge the Lessee to do well the works with regards to fire control, safety and health.

(6)
The Lessee shall observe the safety management of the state and the Lessor, so as to promptly eliminate the personal harms as well as the harms to the Lessor. The Lessee shall take the security and protection for the properties, and assume all the responsibilities.

(7)	The Lessee shall comply with the national regulations to use the relevant equipment and facilities; otherwise, it will assume all the responsibilities as well as the losses of the Lessor.

Article 9: Responsibility of insurance

During the lease term, the Lessee shall take charge of purchasing the insurance of Lessor’s property and other necessary insurances (including the liability insurance). If the Lessee doesn’t purchase the above insurance items, the Lessor has right to terminate the contract, and the Lessee shall assume all the compensations and responsibilities.

Article 10: Leased property and surrounding environment management

(1)
The Lessor shall take charge of the management works for the surrounding environment. If the Lessee’s behavior affects or harms the surrounding environment, it shall eliminate the effect and recover the original state, and it shall bear the responsibility for the damage.

(2)
When the lease term expires or the lease terminates in advance, the Lessee shall clean the Leased Property and move out of the Property, and return the property to the Lessor before the expiry date or termination date. If the Lessee doesn’t clean the house, it shall bear the fees related to cleaning of the Lessor.

(3)
The Lessee must comply with the laws and regulations of the People’s Republic of China as well as the provisions relevant to property management of the Lessor, if it violates the regulations, it shall bear the relevant responsibilities. If the Lessee affects the normal works of other users owing to its violation of above regulations, it shall assume the relevant losses.

Article 11: Provisions of decoration

(1)
During the lease term, if the Lessee needs to decorate or rebuild the Leased Property, it shall submit the relevant plans to the Lessor and get the approval; meanwhile, it shall report to the relevant government department for approval. If the decoration and rebuilding plans may affect the public building or other adjacent users, the Lessor can propose the disputes on these plans, and the Lessee shall revise promptly. The rebuilding and decoration fees shall be assumed by the Lessee.

(2)	If the decoration and rebuilding plans may affect the main structure of the Leased Property, it shall get the written approval of the Lessor and original design unit.

(3)	The Lessor shall possess the property right for the facilities increased from the decoration and rebuilding. The Lessee cannot enjoy the right or ask the Lessor for subsidies.

Article 12: Lease transfer and sublease

(1)
After permitted by the Lessor in the written form, the Lessee can sublease part of the Property, and it shall not transfer the entire property to be leased by other party. The Lessee shall take charge of managing the subleased part, including receiving the rent from the sublessee. The responsibility and rights of the two parties in the Contract shall not be changed owing to the subleasing.

(2)	If there is subleasing, the Lessee shall comply with the following terms:

1.	The sublease term shall not exceed the lease period agreed in the Contract;

2.	The use purpose of the subleased party shall not exceed the purpose regulated in the Contract;

3.	The Lessee shall list clearly in the sublease agreements that if the Lessee and Lessor terminate the Contract in advance, the sublease contract shall also be terminated.

4.
The Lessee shall request the sublessee to sign the guarantee letter, to perform the regulations with regards to the sublease issues in the Contract of Lessor and Lessee, and the sublessee shall guarantee to assume the associated responsibilities with the Lessee. When the Lessee terminates the Contract, the sublease contract is also terminated, and the sublessee shall move out of the property without conditions.

5.	Whether the Lessee terminates the Contract or not, it shall handle all the disputes aroused from the sublease behaviors.

6.	The Lessee shall assume the tax fees aroused from subleasing.

Article 13: Contract termination

(1)
During the lease term, if the Lessee owes the rent or water & electricity fees over one month, and the Lessee doesn’t pay the relevant items within five days after receiving the notice of the Lessor, the Lessor has right to prevent the Lessee from using of relevant facilities. The Lessee shall assume all the losses caused by this (including but not limited in the losses of Lessee and Sublessee).

(2)
If the Lessee owes the rent or water & electricity fees for two months, the Lessor has right to terminate the contract in advance and execute in accordance with the contract regulations. Since the date that the Lessor notifying the Lessee by fax or letter, this Contact shall terminate automatically. The Lessor has right to retain the assets of the Lessee in the property, and make auction legally of the retained assets, for compensating all the fees resulted from the lease behaviors of the Lessee, after five days of issuing the written termination contract.

(3)
The Lessee shall not terminate the contract in advance without the permission of the Lessor. If the Lessor needs to terminate the contract in advance, it shall notify the Lessee in the written form in advance of two months, and finish the following procedures:

1.	Return the Leased Property to the Lessor;

2.	Pay off the rent and other relevant fees;

3.	It shall pay the item that is equal to 2 times of the rent of the current month as the compensation fees for the Lessor at the day before the termination date or in advance of this date.

Article 14: Exceptions

(1)
If the Lessee cannot perform the contract owing to the revision of national laws and regulations or local government behaviors or policy regulations of higher management department, the two parties will take no responsibilities, but they shall notify each other in accordance with the regulations of item 2 of this article.

(2)
If there are natural disasters, wars or other unpredictable and inevitable force majeure factors, which causes the failure to perform the Contract, the relevant party shall notify the other party by mailing or fax, and provide the detailed situation as well as the certifying documents with regards to the failure of performance, or failure to perform part of the obligations or delaying of performance within 30 days; the certifying documents shall be issued by the notary organ of the local area, if this documents cannot be issued, it shall provide other effective documents. The party suffering from the force majeure can be exempted from the responsibilities.

(3)
The Contract will terminate naturally if the above two reasons cause the failure of performing the contract, and the Lessee shall return the deposit and additional rent of the Lessee within 30 days after terminating the Contract, other matters shall be handled in accordance with the relevant national regulations.

Article 15: Relevant agreements after termination or dissolution

(1)
If the contract terminates in advance or expires, and the two parties don’t continue the agreements, the Lessee shall move out of the Property at the termination date or expiry date, and return the Property to the Lessor. If the Lessee doesn’t move out of the Property or return the Property in time, it shall pay the doubled rent to the Lessor; while the Lessor has right to notify for refusing the doubled rent in the written form, and it has right to take back the Leased Property and remove the properties forcibly; and it has no responsibility to keep the properties. If there are still the properties of Lessee within five days after moving, and the two parties have no agreements, it will be deemed as wavier of the ownership, and the Lessor will dispose these properties. If the Lessee has difficulties to find the workshop or there are other special reasons, the Lessor shall allow for delaying the term for 20 days, but the Lessee shall pay off the rent and relevant fees at one time according to the agreed rent in the contract.

(2)
After the lease term expires, if the Lessee intends to continue the contract, it shall notify the Lessor in advance of 30 working days, and the Lessor shall propose the disputes or negotiate to continue the agreements with the Lessee within 30 working days since receiving the notice; if it doesn’t reply within 30 working days since receiving the notice, it will be deemed as agreeing the reletting; the contract will extend for half a year, which will be calculated since the expiry date. After the lease term expires, if the Lessor intends to continue leasing the Property, the Lessee has the priority to lease the Property based on the same rent.

(3)	The Leased Property shall be in normal using state when returning; otherwise, the Lessee shall assume the responsibility for the compensations.

Article 16: Operation and advertisement

(1)
The Lessor shall not interfere in the legal operation and production of the Lessee, and the production and operation behaviors and results have no relations with the Lessor. The Lessee (sublessee) shall not use the Lessor’s name, word size and image symbol in the self propaganda or operation activities; the Lessee shall ensure that its or sublessee’s behaviors cannot harm the legal rights of the Lessor. Otherwise, the Lessee shall take charge of the compensations and bear the responsibilities according to the provisions for breach of the contract.

(2)
If the Lessee needs to establish the billboard on the house surface, wall and other parts or the places owned or managed by the Lessor surrounded the Leased Property, it shall get the written permission of the Lessor; the relevant fees shall be confirmed through negotiation of the two parties; the Lessee will be responsible for completing the relevant procedures according to the government regulations as well as submitting to the Lessor for filing.

Article 17: Relevant taxes

In accordance with the regulations of the local government, the relevant taxes of this contract shall be assumed respectively by the two parties abiding by the regulations. The Lessor shall handle the relevant procedures for registration.

Article 18: Notice

All the notices related to the contract or the documents related to the two parties as well as the relevant requirements shall be in the written form.

Article 19: Responsibility for breach of contract and claim

(1)	Any party will be deemed as breach of the contract if it doesn’t execute any clauses in the contract.

(2)
After receiving the written notice for the details of breach of contract of one party, any party shall confirm or propose the written disputes or supplementary notes within 15 working days. If it doesn’t reply in the written form within 15 working days, it will be deemed as acceptance of the contents; in this case, the two parties shall negotiate the issue; if it fails to be solved in this way, it shall be handled according to the clauses in this agreement. The default party shall assume the economic losses of the observant party caused by its breach of the contract.

(3)	Claim

1.
If the contract cannot be performed owing to illegal reasons of the Lessor, it shall return the overpayments and deposits of the Lessee, and it will give the Lessee 15 days for moving out of the Leased Property for free.

2.
If the contract cannot be performed owing to illegal reasons of the Lessee, the Lessee shall pay the relevant rent in lump sum within 7 days since the invalid date agreed in the contract as the compensations, which will be deemed as the indirect compensation for the Lessor; otherwise, the Lessor has right to detain the paid rent and deposit of the Lessee; meanwhile, the Lessor will not make any compensations for all the fees invested by the Lessee based on the trust at the beginning.

3.
If the disputes aroused from the contract cannot be solved through negotiation, the default party shall assume the expenses of the observant party for maintaining its rights, including but not limited in the travel fees, lawsuit fees, investigation fees and lawyer’s fees.

Article 20: Disputes solution

The disputes aroused from this contract shall be solved through negotiation of the two parties; for failure of negotiation, it shall make the lawsuit to the people’s court at the location of the Leased Property.

Article 21: Other clauses

(1)
After signing the contract, if the enterprise name is changed, the change party shall provide the registration materials of industry and commerce related to the change to the other party, if the change doesn’t comply with the contract, this contract clauses will not be changed, and it will continue to be performed until the contract expires.

(2)	The unsettled matters herein shall be negotiated by the two parties to sign the supplementary agreement; this contract had six copies, with each party holding three.

(3)	This contract will take effect after signing and sealing of the two parties as well as receiving the deposit paid by the Lessee.

Lessor: General Tobacco Group Co., Ltd. (seal)
Authorized representative: Wang Shunli

Lessee: Shandong Yaoyuan Pharmaceutical Co., Ltd.
Authorized representative: Song Yanliang

Management representative: Shen Peng

Date: May 27, 2009

List of Leased Warehouse Area of Old Plant Area

No.	Name of building	Usable lease area (square meter)
1	1/F Finished Product Warehouse (molding workshop)	1337.42
2	2/F Finished Product Warehouse	1543.99
3	3/F Finished Product Warehouse	1195.148
4	4/F Finished Product Warehouse	1463.828
5	5/F Finished Product Warehouse	1463.828
6	1-4/F Material Warehouse	5690.62
7	Wrapped Box Workshop	858.28
8	Jiuzhou Paper Warehouse	903.834
9	Bicycle Shed	1075.6
10	Total	15532.548

Lessor: General Tobacco Group Co., Ltd. (seal)
Authorized representative: Wang Shunli

Lessee: Shandong Yaoyuan Pharmaceutical Co., Ltd.(seal)
Authorized representative: Song Yanliang

Management representative: Shen Peng

Date: May 27, 2009